EXHIBIT 10.21



               SECOND ADDENDUM TO CONTRACT FOR SALE AND PURCHASE


      This Second Addendum to Contract for Sale and Purchase between EQUITY ONE (GAMMA) INC., AND/OR ASSIGNS, as Buyer, and ANGEL PENA & HERMILIO CONCEPCION, as Seller, dated MARCH 31, 1997 ("Agreement") concerning that following described real property:

      See "Exhibit A" attached hereto

      Subject to and in accordance with the terms and conditions hereinafter set forth, Seller and Buyer agree as follows:

      1. The Inspection Period set forth in the Agreement shall expire at 11:00 p.m. on June 23, 1997.

      2. The terms and conditions of this Addendum are incorporated in and shall constitute as part of the Agreement.

BUYER:                                  SELLER:



EQUITY ONE (GAMMA) INC.,                /s/ ANGEL PENA
a Florida Corporation                   -----------------------
                                        ANGEL PENA
                                        Date of Execution: 5-30-97


/s/ DORON VALERO, VICE PRESIDENT        /s/ HERMILIO CONCEPCION
--------------------------------        -----------------------------
By:  DORON VALERO                       HERMILIO CONCEPCION
Date of Execution:  5-29-97             Date of Execution: 5-30-97

                   ADDENDUM TO CONTRACT FOR SALE AND PURCHASE


      This Addendum to Contract for Sale and Purchase between EQUITY ONE (GAMMA) INC., AND/OR ASSIGNS, as Buyer, and ANGEL PENA & HERMILIO CONCEPCION, as Seller, dated MARCH 31, 1997 ("Agreement") concerning that following described real property:

      See "Exhibit A" attached hereto

      Subject to and in accordance with the terms and conditions hereinafter set forth, Seller and Buyer agree as follows.

      1. The Inspection Period set forth in the Agreement shall expire at 11:00 p.m. on June 1, 1997.

      2. The Closing Date shall be extended until Seller delivers the Property officially zoned BU-1A with approval of the site plan to be submitted by the Buyer subsequent to the expiration of the Inspection Period.

      3. Seller will supply copies of all documentation filed with Dade County concerning the proposed zoning.

      4. The terms and conditions of this Addendum are incorporated in and shall constitute as part of the Agreement.

BUYER:                                  SELLER:



EQUITY ONE (GAMMA) INC.,                /s/ ANGEL PENA
a Florida Corporation                   -----------------------
                                        ANGEL PENA
                                        Date of Execution: 5-11-97


/s/ DORON VALERO                        /s/ HERMILIO CONCEPCION
-----------------------------           -----------------------------
By:  DORON VALERO                       HERMILIO CONCEPCION
Date of Execution:  4-17-97             Date of Execution: 5-11-97


Buyer is aware that he will be responsible for any expenses related to the development of the land such as mitigation, water hook up, paving of road as required by any zoning regulations.

INITIALS
5/13/97

      Seller to pay all expenses with regard to zoning change to BU-1A and approval of the Site Plan.

INITIAL
5/13/97

                         CONTRACT FOR SALE AND PURCHASE
 (This Form has been approved by the Dade County associations of REALTORS /Registered trademark/*)

                                                  Date Prepared: March 31, 1997

PARTIES: Equity One (Gamma) Inc., ("Buyer"), and Angel Pena & Hermilio Concepcion ("Seller"), hereby agree that SELLER shall sell and BUYER shall buy the following real property ("Real Property") and personal property ("Personalty") (collectively, "Property") upon the terms and conditions of this Contract for Sale and Purchase ("Contract"), which includes any Riders attached hereto.

1.   DESCRIPTION OF PROPERTY:

     A.   TAX FOLIO #:  30-4910-003-0220

     B. LEGAL DESCRIPTION OF REAL PROPERTY: 1 10 54 39 2.02 AC M/L J.G. Heads Farms Sub, Plat book 46 Page 44, W 1/2 TR 15 Less W 15 ft for R/W.

     C.   STREET ADDRESS:  147 S.W. & 26 St. (Coral Way)      City:  Miami, Fla.
          Zip:  33175

     D. PERSONALTY: (Included in this sale are all fixtures including, but not limited to: antennae; fans; central and room A/Cs and heating units; all other electrical, plumbing, mechanical systems; and interior and exterior lighting fixtures; as presently attached to the Real Property.)
                                   VACANT LAND

2.   PURCHASE PRICE AND METHOD OF PAYMENT:

     A.   PURCHASE PRICE..........................................$610,000

     B. DEPOSIT to be held in escrow by Alan J. Marcus - Trust Account - __________________________________________________("Escrow Agent")
          1.  Initial deposit........................$10,000.00
          2.  Additional deposit due within 30 days
              and Effective Date.....................$40,000,00
          3.  Total deposit ("Deposit").......................$50,000.00

     C.   FINANCING as a percentage of the Purchase Price (%)
          or dollar amount ($)................................__________
          to be provided by (please check as applicable):
          [ ]  1. New third party conventional mortgage loan
               a. [ ] first or [ ] second mortgage
               b. [ ] fixed rate [ ] adjustable/variable rate
                  [ ] fixed or adjustable/variable rate
               c. Term:  ________ years
          [ ]  2. New third party FHA or VA mortgage loan (see FHA/VA Rider)
          [ ]  3. Assumption of existing mortgage(s) (see Financing Rider)
          [ ]  4. Seller financing (see Financing Rider)
          [ ]  5. Other: ___________________________________________________

     D.   OTHER TERMS:  All cash transaction.

     E. BALANCE TO CLOSE, in U.S. Dollars, in cashier's checks issued by local financial institutions or in certified checks certified by local financial institutions, subject to adjustments and prorations. $302,000.00

3. FINANCING: If a portion of the Purchase Price is to be financed by a third party loan described in paragraph 2.C.(1) or 2.C.(2) ("Loan"), BUYER shall obtain the Loan at BUYER'S expense at the prevailing interest rate and loan costs. BUYER agrees: (a) to apply for the Loan within five (5) days after the Effective Date; (b) to use reasonable diligence to obtain the Loan; (c) thereafter, to meet the terms and conditions of the Loan commitment; and
     (d) to close the Loan. If BUYER fails to obtain a written commitment for the Loan within 45 days after the Effective Date, this Contract shall be automatically canceled (unless SELLER grants a written extension, which shall not exceed an additional 45 days), the Deposit shall forthwith be returned to BUYER and BUYER and SELLER ahall be relieved, as to each other of all obligations under this Contract.

4. ACCEPTANCE; FACSIMILE; EFFECTIVE DATE: If this offer is not executed by and delivered to all parties on or before April 4, 1997, the Deposit will, at BUYER'S option, be returned to BUYER and this offer withdrawn. Facsimile copies of this Contract, signed and initialed in counterpart, shall be considered for all purposes, including delivery, as originals. The "Effective Date" of this Contract will be: (a) the date when the last one of the BUYER and SELLER has signed this offer; or (b) if changes in this offer (after signature) have been made and initialed by the parties, the date when the last one of the BUYER and SELLER has initialed those changes.

5. DATE AND PLACE OF CLOSING: This transaction shall close on SEE ADDENDUM, unless extended by other provisions of this Contract ("Closing"), at the office of SELLER'S attorney if said office is located in the county in which the Property is located. If a portion of the Purchase Price is to be derived from institutional financing, the requirements of the institution as to place, time of day, and procedures for Closing and for disbursement of mortgage proceeds shall control, anything in this Contract to the contrary notwithstanding. However, the institution shall not have the right to delay the Closing.

6. SPECIAL CLAUSES: Seller shall deliver subject property officially zoned BU1-A (business) at time of closing. Property size is 2.65 acres gross approximately.

7.   RIDERS. (Check applicable Riders which are attached to this Contract):

     [ ] 1. Association Rider      [ ] 5. Interest Bearing       [ ]  8. Coastal Construction Control Line Rider
     [ ] 2. FHA/VA Rider                  Escrow Rider           [ ]  9. Flood Area Rider
     [X] 3. Latent Defect Rider    [X] 6. "AS IS" Rider          [ ] 10. Other__________________________________
     [ ] 4. Financing Rider        [ ] 7. Misc. Clauses Rider            _______________________________________

                                                                        PAGE 1/4

====================STANDARDS FOR REAL ESTATE TRANSACTIONS=====================


8.   EVIDENCE OF TITLE:

     A.   DEFINED: Evidence Of Title shall be defined as:
          (1) AN EXISTING ABSTRACT OF TITLE, prepared by a reputable and existing abstract firm (if firm not existing, then abstract must be certified as correct by an existing firm), purporting to be an accurate synopsis of the instruments affecting the title to the Real Property recorded in the public records of the county wherein the Real Property is located, which shall commence with the earliest public records ("Abstract"); or
          (2) IF AN EXISTING ABSTRACT OF TITLE IS NOT AVAILABLE, SELLER shall provide an existing or prior owner's title insurance policy qualified by use as a title base for reissuance of coverage on the Real Property at the Purchase Price ("Prior Policy") together with copies of all exceptions thereto and, at SELLER'S option, either: (a) an Abstract continuation from the effective date of the Prior Policy; or (b) a computer title search printout and name search printout, from the effective date of the Prior Policy and certified to BUYER'S closing agent, together with copies of all documents recited in the Prior Policy and in the computer searches; or
          (3) IF NEITHER AN EXISTING ABSTRACT NOR A PRIOR POLICY IS AVAILABLE, SELLER shall provide, at SELLER'S option, either: (a) alternative title evidence acceptable to BUYER'S closing agent; or (b) a standard title insurance commitment issued by a Florida licensed title insuror agreeing to issue to BUYER, upon recording of the deed to BUYER, an owner's policy of title insurance in the amount of the Purchase Price, subject only to those title exceptions set forth in this Contract or which shall be discharged by SELLER at or before Closing. If SELLER provides a title insurance commitment, SELLER shall pay the premium for the owner's title insurance policy.
     B. CERTIFICATION, MARKETABILITY: Evidence Of Title shall be certified or brought current through a date not more than 30 days prior to Closing. Evidence Of Title shall show a marketable title of record in SELLER, in accordance with current title standards adopted by the Florida Bar, subject only to those title exceptions permitted by this Contract or which shall be discharged by SELLER at or before Closing. At Closing, SELLER shall convey to BUYER a marketable title of record as described in this paragraph.
     C. DELIVERY, EXAMINATION: SELLER, at SELLER'S expense, shall deliver Evidence Of Title to BUYER at least 15 days prior to Closing and if Evidence Of Title is not received by BUYER as required, BUYER may delay the Closing so that BUYER shall have up to 15 days from date of receipt of Evidence Of Title to examine same. BUYER shall examine Evidence Of Title within 15 days after receipt thereof, and BUYER shall, within the same 15 day period, notify SELLER in writng of any title defects. If any title defects render the title unmarketable, SELLER shall use diligent effort to cure such defects (including the bringing of necessary lawsuits) within 90 days from receipt of such notice. If SELLER shall fail to cure such defects within the 90 day period, BUYER shall have the option of: (1) accepting title as it is; or (2) demanding a refund of the Deposit, in which case, the Deposit shall forthwith be returned to BUYER, and BUYER and SELLER shall be relieved, as to each other, of all obligations under this Contract. Upon Closing, the Evidence Of Title shall become the property of BUYER.

9. RESTRICTIONS AND EASEMENTS; BUILDING AND ZONING: (A) BUYER shall take title subject to: (1) Zoning restrictions imposed by governmental authority; (2) Restrictions and matters appearing on the plat, or otherwise common to the subdivision; (3) Taxes for year of Closing; (4) Assumed mortgages and purchase money mortgages, if any; (5) Restrictions, utility easements or other matters which do not render the title unmarketable or adversely affect the present use of the Property. (B) SELLER warrants that, at the time of Closing, there shall be no violation of building or zoning codes. If the Property is in violation of such codes, SELLER shall pay for the expenses required to bring the Property into compliance with such codes at time of Closing, subject to Subparagraph 12.E. below. This warranty shall not survive Closing.

10. SURVEY: BUYER, within the time allowed for delivery of Evidence Of Title and examination thereof, may have the Real Property surveyed at BUYER'S expense. If the survey shows any encroachment on the Real Property or that the improvements presumed to be located on the Real Property in fact encroach on setback lines, easements, or lands of others, or violate any restriction, Contract convenant, or applicable governmental regulation, the same shall be treated as a title defect which renders title unmarketable.

11. INGRESS AND EGRESS: SELLER convenants and warrants that there is ingress and egress to the Property over public roads.

12. INSPECTIONS: The parties acknowledge that the Property is not new construction. Within 15 days after the Effective Date, BUYER may, at BUYER'S expense, obtain and furnish to SELLER the written inspection reports described below. All reports, repairs and/or treatments described in Subparagraphs A and B below shall be performed by a person or firm holding an appropriate Florida license. All reports, repairs and/or treatments described in Subparagraph C below shall be performed by a person or firm specializing in such matters and holding an occupational license (if required) for such work or by an appropriately licensed Florida contractor. BUYER may have repairs and/or treated items reinspected prior to Closing. BUYER may have the energy efficiency rating determined by a properly certified rater for any building located on the Real Property; however, SELLER shall incur no liability or be required to make any repairs as a result of such a determination. Should the Property suffer any damage as a result of any inspections performed at BUYER'S request, BUYER shall be solely responsible for repair of any such damage and restoration of the Property. SELLER shall provide access and utilities to the Property for all inspections.

     A. TERMITES: (1) If the report discloses evidence of live termites, other wood-boring insect infestation, or wood destroying organisms (collectively "Infestation"), SELLER shall have said infestation chemically treated or repaired prior to Closing by a person or firm chosen by SELLER, subject to Subparagraph E below. (2) If the report discloses evidence of prior infestation, then SELLER shall have the affected area chemically treated or repaired prior to Closing by a person or firm chosen by SELLER, subject to Subparagraph E below, unless SELLER furnishes BUYER with a certificate of chemical treatment by a person or firm within five (5) years of the Effective Date and a current transferrable guarantee. (3) If the report discloses damage from Infestation, SELLER shall pay for the cost of such repairs, subject to Subparagraph E below.
     B. ROOF: If the report discloses evidence of existing leaks, or damage to fascia, soffit, sheathing, or rafters, SELLER shall pay for the required repairs by a person or firm chosen by SELLER, subject to Subparagraph E below.
     C. OTHER INSPECTIONS: If the report discloses functional defects (as distinguished from aesthetic defects) with respect to air conditioning and heating systems, electrical systems, alarm systems, plumbing systems, septic tank, appliances, machinery, sprinkler systems, seawall, pool, structural, radon and environmental inspections, SELLER shall pay for the required repairs by a person or firm chosen by SELLER, subject to Subparagraph E below, to place such inspected items in working condition or free of contamination, as appropriate, at Closing.
     D. SECOND INSPECTIONS: Within 5 days of SELLER'S receipt of BUYER'S written inspection reports, SELLER shall have the right, at SELLER'S expense, to obtain, and deliver to BUYER, a second written inspection report. In the event BUYER'S and SELLER'S respective inspection reports do not agree and the parties cannot mutually resolve their differences, then BUYER and SELLER shall agree on a third inspector and obtain a third written report within 3 days, which report shall be binding upon the parties. The cost of a third inspector shall be borne equally between the BUYER and SELLER.
     E. LIMITATION: In no event shall SELLER'S total liability under Paragraph 9.(B) and Subparagraphs A, B, C and D above exceed four percent (4%) percent of the Purchase Price. If the total cost of all required expenses, treatment and/or repairs does exceed said percentage, BUYER may elect to pay such excess. Should BUYER elect not to pay the excess, SELLER shall pay the excess or cancel the Contract by delivery of written notice to BUYER or his agent, and the Deposit shall forthwith be returned to BUYER, and BUYER and SELLER shall be relieved, as to each other, of all obligations under this Contract.
     F. WALK-THROUGH: Within forty-eight (48) hours prior to Closing, BUYER shall be entitled to inspect the Property to ensure that all items included in the sale are on the Property, that all required repairs have been made, and that the Property has been maintained, including but not limited to the lawn, shrubbery, and pool, if any, in the condition as contracted, ordinary wear and tear excepted.
     G. WAIVER OF BUYER'S INSPECTION RIGHTS: BUYER'S failure to provide written inspection reports in accordance with this paragraph shall be deemed a waiver of BUYER'S inspection rights hereuner and the Property shall be accepted in "as is" condition. In such event, SELLER shall not have further responsibilities as to repairs or treatments as described above.

13. EXISTING MORTGAGES: SELLER shall obtain and furnish to BUYER no later than 10 days prior to Closing: (a) an estoppel letter for each existing mortgage containing the necessary data for payoff; and (b) for equity line loans, a written statement from the mortgagee showing that the account has been closed in accordance with mortgagee's requirements to facilitate payoff at Closing. Any prepayment penalties charged by mortgagees shall be paid by SELLER.

                                                                        PAGE 2/4

14.  POSSESSION; LEASES: Unless otherwise specified in this Contract: (a)
     SELLER warrants and represents that there are no parties in possession or with a right to possession of the Property other than SELLER; and (b) SELLER shall deliver possession of the Property to BUYER at the time of delivery to SELLER of the proceeds of the sale in accordance with Paragraph
     20. If this Conract specifies that there are parties in possession or with a right to possession who shall retain such possession or right to possession after Closing and delivery to SELLER of the proceeds of sale, then: (c) SELLER shall, no later than 15 days after Effective Date, furnish to BUYER copies of all written leases and estoppel letters from each tenant specifying the nature and duration of the tenants' occupancy, rental rates, advance rent and security deposits paid by tenant; and (d) at
     Closing: (1) the rent shall be prorated; (2) any security deposit and advance rent shall be paid to BUYER; and (3) all original leases shall be assigned and delivered to BUYER.

15. INSURANCE: The premium on any hazard insurance and flood insurance policies in force covering improvements on the Property shall be prorated between parties, or the policies may be cancelled as BUYER may elect. If insurance is to be prorated, SELLER shall, on or before Closing, furnish BUYER all insurance policies or copies thereof. SELLER shall not be responsible if the insuror cancels the policies.

16. RISK OF LOSS: If the improvements are damaged by fire or other casualty before delivery of the deed and can be restored to substantially the same condition as now existing within a period of 60 days thereafter, SELLER may restore the improvements and the Closing shall be extended accordingly. If SELLER fails to so restore the Property, BUYER shall have the option of (a) taking the Property in "as is" condition, together with the insurance proceeds, if any, or (b) cancelling this Contract and the Deposit shall forthwith be returned to BUYER, and BUYER and SELLER shall be relieved, as to each other, of all obligations under this Contract.

17. MAINTENANCE: Between the Effective Date and Closing, the Property, including lawn, shrubbery and pool, if any, shall be maintained by SELLER in the condition as it exists as of the Effective Date, ordinary wear and tear excepted.

18. ESCROW AGENT: Any escrow agent ("Agent") including the Escrow Agent for the Deposit, receiving funds or equivalent ("Escrow Funds"), is authorized to receive the Escrow Funds, hold the Escrow Funds in escrow, and, subject to clearance, disburse the Escrow Funds according to this Contract. If Agent is in doubt as to Agent's duties or liabilities under this Contract, Agent may, at Agent's option: (a) continue to hold the Escrow Funds until BUYER and SELLER mutually agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties; or (b) place the Escrow Funds into the registry of the circuit court having jurisdiction of the dispute and interplead the parties having an interest in the Escrow Funds. Upon notifying all interested parties of such action, all liability on the part of Agent shall fully terminate, except to the extent of accounting for the Escrow Funds. If Agent is a licensed real estate broker, Agent will comply with the provisions of Chapter 475 F.S.(1991), as amended. Any suit between BUYER and SELLER wherein Agent is made a party because of acting as Agent hereunder, or in any suit wherein Agent places the Escrow Funds into the registry of the court and interpleads the interested parties, Agent shall recover reasonable attorney's fees and costs incurred, which fees and costs shall be paid from and out of the Escrow Funds and charged and awarded as court costs in favor of the prevailing party. All parties agree that Agent shall not be liable to any party or person for misdelivery to BUYER or SELLER of the Escrow Funds unless such misdelivery is due to willful breach of this Contract or gross negligence of Agent.

19. CLOSING DOCUMENTS: SELLER shall deliver to BUYER at Closing: (a) statutory warranty, trustee's, personal representative's, or guardian's deed, as appropriate to the status of SELLER, free and clear of all reverter clauses and reservations for drainage, phosphate, minerals, metals, petroleum and road rights-of-way, whether in favor of an individual or governmental unit (waiver of right of entry from governmental unit shall be sufficient), but subject to matters contained in Paragraph 9 (A); (b) Bill of sale conveying Personalty; (c) affidavit attesting to the absence of liens or potential lienors known to SELLER, gap affidavit, and affidavit of possession; (D) IRS form 1099b or such other forms as may be required by the federal government from time to time; (e) FIRPTA affidavits or exemption certificates as may be required to exempt SELLER or any agent from the income tax withholding requirements or SELLER shall authorize BUYER to withhold the necessary amount.

20. CLOSING PROCEEDS; ESCROW AND DELIVERY: The proceeds of the sale, including the Deposit, shall be held in escrow by SELLER'S attorney, or by such other mutually acceptable escrow agent, for a period of not longer than 7 days after Closing, to allow Evidence of Title to be continued at BUYER'S expense, to show record title in BUYER without any intervening liens, encumbrances, or defects which would render BUYER'S title unmarketable. If title is rendered unmarketable through no fault of BUYER, BUYER shall, within the 7 day period, notify SELLER and the escrow agent in writing of the defect and SELLER shall have 30 days from date of receipt of such notification to cure said defect. If SELLER fails to timely cure said defect, all moneys paid hereunder, including the Deposit, shall, upon written demand therefore and within 5 days thereafter, be returned to BUYER by escrow agent and, simultaneously with such repayment, BUYER shall vacate the Property, reconvey same to SELLER by special warranty deed, and return the Personalty. If BUYER fails to timely notify SELLER of any such title defect, BUYER shall take title "as is," waiving all rights against SELLER as to such intervening defect except as may be available to BUYER by virtue of warranties, if any, contained in the deed. BUYER shall be entitled to possession of the Property upon delivery to SELLER of the proceeds of the sale, which shall be at Closing if the escrow of closing proceeds is waived. The escrow of closing proceeds required by this Paragraph shall be waived if the BUYER receives title insurance against adverse matters pursuant to Section 627.7841, F.S.(1991), as amended. SELLER shall have the right to receive SELLER'S net proceeds of sale in cashier's checks issued by local financial institutions if SELLER gives BUYER written demand for such checks at least 7 days prior to closing.

21. EXPENSES: State documentary stamps and surtax on deed and the cost of recording any corrective instruments shall be paid by SELLER. Documentary stamps to be affixed to the note secured by the purchase money mortgage, intangible tax on the purchase money mortgage and the cost of recording the deed and purchase money mortgage shall be paid by BUYER.

22. PRORATIONS: All prorations shall be made as of midnight of the day preceding the Closing. Real and personal property taxes shall be prorated based on the current year's tax with due allowance being made for the maximum allowable discount and for homestead or other exemption if allowed for said year. If Closing occurs at a date when the current year's assessment is not available, then taxes shall be prorated on the prior year's tax. However, if there are completed improvements on the Property by January 1st of the year of Closing which improvements were not in existence on January 1st of the prior year, then the taxes shall be prorated based upon the prior year's millage and at an equitable assessment to be agreed upon between the parties. However, any tax proration based on an estimate may at the request of either party be subsequently readjusted upon receipt of the tax bill, and a statement to that effect will be set forth in the closing statement. Waste fees, association fees, expenses and revenues of the Property shall also be prorated.

23. SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of Closing are to be paid by SELLER. Pending liens as of Closing shall be assumed by BUYER, provided, however, that where the improvement has been substantially completed as of Effective Date, such pending lien shall be considered as certified or ratified and SELLER shall, at Closing, be charged an amount equal to the last estimate by the public body of the assessment for the improvement.

24. JOINDER OF SPOUSE: In the event there is failure of a spouse of BUYER or SELLER to join in the execution of any documents required by a mortgage lender due to Florida homestead law considerations, whether in the case of a new mortgage or an assmumption of an existing loan, such failure shall be deemed a default under this Contract.

25. PERSONS BOUND; GENDER; FLORIDA LAW: The benefits and obligations of this Contract shall enure to and bind the respective heirs, personal representatives, successors and assigns of the parties hereto. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders. This Contract shall be governed by the law of the State of Florida.

26. DEFAULT: If BUYER fails to perform this Contract within the time specified (including the payment of the Deposit), the Deposit made, or agreed to be made by BUYER, may be retained or recovered by or for the account of SELLER as agreed upon liquidated damages as consideration for the execution of this Contract and in full settlement of SELLER'S claims, whereupon BUYER and SELLER shall be relieved, as to each other, of all obligations under this Contract; or SELLER, at SELLER'S option, may proceed in equity to enforce SELLER'S rights under this Contract. If, for any reason other than failure of SELLER to make SELLER'S title marketable after diligent effort, SELLER fails, negelects or refuses to perform this Contract, BUYER may seek specific performance or elect to receive the return of BUYER'S Deposit without thereby waiving any action for damages resulting from SELLER'S breach.

27. ATTORNEY'S FEES AND COSTS: In connection with any litigation (including all appeals and interpleaders) involving the SELLER, BUYER, Lising Broker, Selling Broker, or Escrow Agent, arising out of this Contract, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees at trial and appellate levels.

                                                                        PAGE 3/4

28. ASSIGNABILITY: The BUYER may not assign this Contact without the written consent of SELLER.

29.  TIME: Time is of the essence for all provisions of this Contract.

30.  ENTIRE AGREEMENT; TYPEWRITTEN OR HANDWRITTEN PROVISIONS; NOT RECORDABLE:
     This Contract, including any exhibits and Riders attached, set forth the entire agreement between BUYER and SELLER and contains all of the covenants, promises, agreements, representations, conditions and understandings. Typewritten or handwritten provisions inserted in this Contract or attached hereto as exhibits or Riders shall control all printed provisions in conflict therewith. Neither this Contract, not any notice of it, shall be recorded in any public records.

31. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

32. WARRANTY: SELLER warrants and represents that there are no facts known to SELLER which materially affect the value of the Real Property which are not readily observable by BUYER or which have not been disclosed to BUYER.


[LANDSCAPE]
/s/ ILLEGIBLE
-------------
Initials
33. BUYER AND SELLER ACKNOWLEDGE RECEIPT OF THE AGENCY, RADON, COMPENSATION, AND REAL PROPERTY SALES DISCLOSURES, AND INFORMATION BROCHURE ON ENERGY EFFICIENCY RATING DETERMINATION.


               THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT.
   IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING.

This Form has been approved by and Copyrighted in 1995 by the following Dade County associations of REALTORS/registered trademark/; Coral Gables Association of REALTORS/registered trademark/, Inc., Northwestern Dade Association of REALTORS/registered trademark/, Inc., Homestead-South Dade Board of REALTORS/registered trademark/, Inc., Kendall-Perrine Association of REALTORS/registered trademark/, Inc., Miami Beach Association of REALTORS/registered trademark/, Inc. and REALTOR/registered trademark/ Association of Miami, Inc. All rights reserved. Approval of this form by these organizations does not constitute an opinion that any of the terms and conditions in this Contract form should be accepted by the parties in a particular transaction.

                                                  Date last initialed by BUYER, if applicable _________

BUYER:                                            Date Signed by BUYER   3/31/97

_______________________________________(Seal)     /s/ ILLEGIBLE                     (Seal)
                                                  -----------------------------------

Print Name:__________________________________     Print Name: Equity One (Gamma) Inc.
                                                             -----------------------------

Tax ID #:____________________________________     Tax ID #:_______________________________

Address:__________________________________________________________________________________


34. BROKERAGE FEE: SELLER acknowledges that this Contract has been read in its entirety and agrees to sell the Property for the terms and conditions stated in this Contract, and does hereby approve, ratify and confirm the Contract in all respects. The undersigned SELLER agrees to pay said Broker(s) 10% of the Purchase Price or $_________ (plus service sales tax, if applicable) for services performed in finding a BUYER ready, willing and able to purchase the Property pursuant to this Contract. Said fee is payable at time of Closing of this transaction. The provisions of this paragraph shall survive the Closing. If Buyer fails to perform and the Deposit is retained, 50% thereof, but not exceeding the Broker's fee provided above, shall be paid to Broker as full consideration for Broker's services, and the balance shall be paid to SELLER. If the transaction shall not close because of refusal or failure of the SELLER to perform, or, if BUYER and SELLER shall mutually rescind this Contract without Broker's consent, SELLER shall pay full fee to Broker upon demand. In any litigation arising out of the Contract concerning the Broker's fee, the prevailing party shall recover reasonable attorney's fees and costs, including at trial and appellate levels.

                                                  Date last initialed by SELLER, if applicable _________

SELLER:                                           Date Signed by SELLER  4/8/97

/s/ ANGEL PENA                         (Seal)     /s/ HERMILIO CONCEPCION           (Seal)
---------------------------------------           -----------------------------------

Print Name: Angel Pena                            Print Name: Hermilio Concepcion
           ----------------------------------                -----------------------------

Tax ID #:____________________________________     Tax ID #:_______________________________

Address:__________________________________________________________________________________


35. BROKERS: The Broker(s) named below agree to the brokerage fee specified herein and to the proportion set out and adjacent to their names. Each Broker hereby holds the other Broker(s) harmless from any claims for brokerage fees arising from such Broker's dealings with any Broker not specified herein.

                                                Global Realty & Management        2.50 %

Pedro Realty U.S.A., Inc.              5 %      Point Realty, Inc.                2.50 %
--------------------------------     -------    ----------------------------     -------
Firm Name of Listing Broker as (check one)      Firm Name of Selling Broker as (check one)

Telephone:    385-2911                          Telephone:    538-0191

[X] Seller's Agent  [ ] Disclosed Dual Agent    [ ] Cooperating Sub-agent of Listing Broker [ ] Buyer's Broker
[ ] Transaction Broker/Independent Contractor   [X] Transaction Broker/Independent Contractor

/s/ ILLEGIBLE                                   /s/ ILLEGIBLE
--------------------------------------------    ----------------------------------------
        (Authorized Signatory)                           (Authorized Signatory)

36. DEPOSIT RECEIPT: The Initial Deposit (subject to clearance) was received on _______________ and shall be held and disbursed according to this Contract by the undersigned Escrow Agent.


Alan J. Marcus - Trust Account -   937-1800    By:
--------------------------------  ----------      --------------------------------------
Firm Name of Escrow Agent         Telephone              (Authorized Signatory)


                                                                        PAGE 4/4

TRANSACTION BROKER NOTICE



Florida real estate licensees who desire to operate as a transaction broker are required by Section 475.25(1)(q)3, Florida Statutes, to give written notice to all parties to the real estate transaction. The purpose of the TRANSACTION BROKER NOTICE is to place the parties on notice that the licensee will be operating as a transaction broker and to describe the licensee's role as a transaction broker.


A licensee who facilitates a brokerage transaction between a seller and a buyer without representng either party as an agent is known as a transaction broker. A transaction broker has no fiduciary duty to either party except the duties of accounting and to use skill, care and diligence.


A transaction broker is required to treat the seller and buyer with honesty and fairness, and shall disclose all known facts materially affecting the value of the property to the seller and buyer in a residential transaction.


The TRANSACTION BROKER NOTICE has been adopted by the Florida Real Estate Commission and is required by Rule 10.037 of the rules of the Commission.

                               AGENCY DISCLOSURE

Equity One (Gamma) Inc. is a buyer/seller and is hereby informed that Point Realty, Inc., and Global Rlty & Management are acting as Transaction Broker.

You have the explicit right to refuse this relationship. Other brokerage firms may offer you other brokerage relationships. You are free to seek any brokerage firm offering the type of relationship you desire.

3/21/97                   /s/ ILLEGIBLE
--------                  ----------------------------------------
 Date                     Seller or Buyer

4/8/97                    /s/ ILLEGIBLE
--------                  ----------------------------------------
 Date                     Seller or Buyer

                                 "AS IS" RIDER
                       TO CONTRACT FOR SALE AND PURCHASE
  (This Form has been approved by the Dade County associations of REALTOR /Registered Trademark/*


This "As Is" Rider ("Rider") shall amend, modify, and be a part of that certain Contract for Sale and Purchase (Date Prepared: March 31, 1997) by and between EQUITY ONE (GAMMA) INC., "Buyer," and ANGEL PENA & HERMILIO CONCEPCION, "Seller," to which this Rider is attached. BUYER and SELLER further agree as follows:

1. "AS IS": BUYER and SELLER agree that the Property, including but not limited to the structure, the roof, and the Personalty described in Paragraph 1.D. of the Contract, is being sold to and accepted by BUYER in "AS IS" condition as of the Effective Date.

2.   INSPECTIONS:
     A.   Paragraph 12 of the Contract is hereby deleted in its entirety.

     B. Check one of the following boxes. If neither box is checked, then BUYER and SELLER agree that Paragraph 9.(B) of the Contract is hereby deleted.

     [ ]  Paragraph 9.(B) of the Contract is hereby deleted.
     [X] Paragraph 9.(B) of the Contract is not deleted, but it hereby modified to provide as follows:

          1. SELLER warrants that, at the time of Closing, there shall be no violation of building or zoning codes. This warranty shall not survive Closing.

          2. BUYER shall have the right to inspect the Property (to determine if there are any violations of building or zoning codes) within the time period set forth below as the "Inspection Period." All reports of building and zoning codes compliance or violations shall be made by a person or firm specializing in such matters and holding an occupational license (if required) for such work, by an appropriately licensed Florida contractor, or by an appropriate governmental authority. Any report of any violation shall cite the specific section and paragraph of the code violated, and the effective date thereof.

          3. If BUYER obtains and delivers to SELLER within the Inspection Period written reports or other written evidence showing that the property is in violation of an applicable building or zoning code, SELLER shall pay for the expenses required to bring the Property into compliance with such codes at Closing, subject to limitation on liability as specified in Subparagraph 2.B.4.
                (of this Rider) below.

          4. In no event shall SELLER'S total liability under Subparagraph 2.B.3. (of this Rider) above exceed two percent (2%) of the Purchase Price. If the total cost of all required expenses does exceed said percentage, BUYER may elect to pay such excess. Should BUYER elect not to pay the excess, SELLER may pay the excess or cancel the Contract by delivery of written notice to BUYER or his agent, and the Deposit shall forthwith be returned to BUYER, and BUYER AND SELLER shall be relieved, as to each other, of all obligations under this Contract.

     C. If the Association Rider is a part of this Contract, then: (1) Paragraph 5 of the Association Rider is hereby deleted in its entirety; and (2) BUYER'S right to inspect the Property shall be limited only to the Property (excluding common elements) and therefore shall not apply to personal property or real property owned by the Association; and (3) unless otherwise specified, Paragraph 6 of the Association Rider is not deleted.

     D. BUYER shall have the right to inspect the Property and to have such inspections performed as BUYER shall desire for a period of Thirty
          (30) days immediately following the Effective date ("Inspection Period").

     E. Any inspections of the roof or for termites or other wood destroying organisms shall be performed by a person or firm holding an appropriate Florida license. Any other inspections shall be performed by a person or firm specializing in such matters and holding an occupational license for such work (if required) or by an appropriately licensed Florida contractor.

     F.   All costs of such inspections shall be paid by BUYER.

     G. SELLER shall provide access and necessary utilities for such inspections.

     H. If BUYER determines, in BUYER'S sole discretion, that the results of any such inspections are not acceptable to BUYER, BUYER may, at BUYER'S option: (1) elect to cancel this Contract by providing SELLER with notice of such election within the Inspection Period, in which case the Deposit shall be forthwith returned to BUYER, and BUYER and SELLER shall be relieved, as to each other, of all obligations under this Contract; or (2) elect to accept the Property in its "AS IS" condition and proceed to Closing.

     I. If SELLER has not received written notice of BUYER'S election to cancel the Contract within the Inspection Period, BUYER shall be deemed to have waived the Inspection and cancellation rights granted by this Paragraph 2.

     J. Notice shall be deemed received by the SELLER if received at the address set forth in Paragraph 34 of the Contract.

3. LENDER REQUIRED INSPECTIONS: If BUYER'S lender requires inspections of the Property, SELLER shall provide access and necessary utilities for such inspections. The cost of such inspections and any required repairs shall be the sole responsibility of BUYER.

4. DAMAGE: Should the Property suffer any damage as a result of any inspections performed at BUYER'S or BUYER'S lender's request, BUYER shall be solely responsible for repair of any damage and/or restoration of the Property.

5. WALKTHROUGH: Within 48 hours prior to Closing, BUYER shall be entitled to inspect the Property to ensure that all items included in the sale are on the premises and that the Property has been maintained, including but not limited to the lawn, shrubbery and pool, if any, in the condition as of the Effective Date, ordinary wear and tear excepted.


This Form has been approved by and Copyrighted in 1995 by the following Dade County associations of REALTORS/registered trademark/: Coral Gables Association of REALTORS/registered trademark/, Inc., Northwestern Dade Association of REALTORS/registered trademark/, Inc., Homestead-South Dade Board of REALTORS/registered trademark/, Inc., Kendall-Perrine Association of REALTORS/registered trademark/, Inc., Miami Beach Association of REALTORS/registered trademark/, Inc. and REALTOR/registered trademark/ Association of Miami, Inc. All rights reserved. Approval of this form by these organizations does not constitute an opinion that any of the terms and conditions in this Rider should be accepted by the parties in a particular transaction.

BUYER:                                            Date Signed by BUYER   3/31/97

_______________________________________(Seal)     /s/ ILLEGIBLE                     (Seal)
                                                  -----------------------------------

Print Name:__________________________________     Print Name: Equity One (Gamma) Inc.
                                                             -----------------------------

SELLER:                                           Date Signed by SELLER  4/8/97

/s/ ANGEL PENA                         (Seal)     /s/ HERMILIO CONCEPCION           (Seal)
---------------------------------------           -----------------------------------

Print Name: Angel Pena                            Print Name: Hermilio Concepcion
           -----------------------------                     -----------------------------


                              LATENT DEFECT RIDER
                       TO CONTRACT FOR SALE AND PURCHASE
  (This Form has been approved by the Dade County associations of REALTOR /Registered Trademark/*


This Latent Defect Rider ("Rider") shall amend, modify, and be a part of that certain Contract for Sale and Purchase (Date Prepared: March 31, 1997) by and between EQUITY ONE (GAMMA) INC., "Buyer," and ANGEL PENA & HERMILIO CONCEPCION, "Seller," to which this Rider is attached. BUYER and SELLER further agree as follows:

SELLER represents that SELLER knows of no facts materially affecting the value of the subject Property which are not readily observable, except for the following, which SELLER hereby discloses to BUYER:


                                  [STRIKE OUT]

1. ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________

2. ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________

3. ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________

4. ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________

5. ____________________________________________________________________________
   ____________________________________________________________________________
   ____________________________________________________________________________






This Form has been approved by and Copyrighted in 1995 by the following Dade County associations of REALTORS/registered trademark/; Coral Gables Association of REALTORS/registered trademark/, Inc., Northwestern Dade Association of REALTORS/registered trademark/, Inc., Homestead-South Dade Board of REALTORS/registered trademark/, Inc., Kendall-Perrine Association of REALTORS/registered trademark/, Inc., Miami Beach Association of REALTORS/registered trademark/, Inc. and REALTOR/registered trademark/ Association of Miami, Inc. All rights reserved. Approval of this form by these organizations does not constitute an opinion that any of the terms and conditions in this Rider should be accepted by the parties in a particular transaction.





BUYER:                                            Date Signed by BUYER   3/31/97

_______________________________________(Seal)     /s/ ILLEGIBLE                     (Seal)
                                                  -----------------------------------

Print Name:__________________________________     Print Name: Equity One (Gamma) Inc.
                                                             -----------------------------

SELLER:                                            Date Signed by SELLER  4/8/97

/s/ ANGEL PENA                         (Seal)     /s/ HERMILIO CONCEPCION           (Seal)
---------------------------------------           -----------------------------------

Print Name: Angel Pena                            Print Name: Hermilio Concepcion
           -----------------------------                     -----------------------------


                   ADDENDUM TO CONTRACT FOR SALE AND PURCHASE


      This Addendum to Contract for Sale and Purchase between EQUITY ONE
(GAMMA) INC., AND/OR ASSIGNS, as Buyer, and ANGEL PENA & HERMILIO CONCEPCION, as Seller, dated MARCH 31, 1997 ("Agreement") concerning that following described real property:

      See "Exhibit A" attached hereto

      Subject to and in accordance with the terms and conditions hereinafter set forth, Seller and Buyer agree as follows:

      1. Seller agrees to provide sufficient evidence concerning the Property, as follows:

                                  [STRIKE OUT]

               a. That the Property is suitable for the construction of a building 144 feet wide, which fronts Coral Way and at initials least 100 feet in depth. In addition, that a dividing wall may be built on the East and North Property line with such a building.

               b.      That water and sewer service has been brought to the
initials               Property line.


      2. The Closing Date shall be extended until Seller delivers the Property officially zoned BU-1A and sufficient evidence as set forth in Paragraph 1, herein. Seller to be provided with site plan by buyer by April 30, 1997 but will not present for zoning until the Inspection Period has passed. [initials]

      3. Seller will supply copies of all documentation filed with Dade County concerning the proposed zoning.

      4. The terms and conditions of this Addendum are incorporated in and shall constitute as part of the Agreement.

      5. Buyer can use the Inspection Period to determine if land use is appropriate for building measurement. [initials]


BUYER:                                  SELLER:



EQUITY ONE (GAMMA) INC.,                /s/ ANGEL PENA
a Florida Corporation                   -----------------------
                                        ANGEL PENA
                                        Date of Execution: 4-11-97


/s/ DORON VALERO                        /s/ HERMILIO CONCEPCION
-----------------------------           -----------------------------
By:  DORON VALERO                       HERMILIO CONCEPCION
Date of Execution:  4-10-97             Date of Execution: 4-11-97